                                                               EXHIBIT (d)(1)(G)


                               JOHN HANCOCK TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


         AMENDMENT made this ____ day of _____, 2006, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, between John Hancock Trust (formerly, Manufacturers Investment Trust), a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect changes to the advisory fees of the

                       U.S. Government Securities Trust
                       Strategic Bond Trust
                       High Yield Trust
                       International Opportunities Trust
                       All Cap Growth Trust
                       Capital Appreciation Trust
                       Emerging Small Company Trust

         as noted in the Amendment.

         Appendix A to this Agreement is revised to add the advisory fees of the following portfolios:

                       International Small Company Trust
                       Mid Cap Value Equity Trust
                       Absolute Return Trust
                       Real Estate Equity Trust
                       Global Real Estate Trust
                       High Income  Trust

2. EFFECTIVE DATE

         This Amendment shall become effective with respect to each portfolio set forth above (individually, the "Portfolio") on the later of:

the date of its execution, approval by the Board of Trustees of the Trust of this Amendment, and (iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.

         John Hancock Trust


By:
    -------------------------


John Hancock Investment Management Services, LLC

by:      John Hancock  Life Insurance Company (U.S.A.),

Managing Member


By:
    -------------------------

                                   APPENDIX A

         The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Adviser Fee").

         The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

         For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

         The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

         If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.


CHANGES TO THE ADVISORY FEES OF EXISTING PORTFOLIOS

                                                  FIRST $500 MILLION OF  EXCESS OVER
                                                  AGGREGATE              $500 MILLION OF AGGREGATE NET
 PORTFOLIO                                        NET ASSETS*            ASSETS*
U.S. Government Securities(1) ...............          0.620%            0.550%
Strategic Bond(2) ...........................          0.700%            0.650%
High Yield(3) ...............................          0.700%            0.650%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the U.S. Government Securities Trust, a series of the Trust, and the U.S. Government Securities Fund, a series of John Hancock Funds II, are included.

2 For purposes of determining Aggregate Net Assets, the net assets of: the Strategic Bond Trust, a series of the Trust, and the Strategic Bond Fund, a series of John Hancock Funds II, are included.

3 For purposes of determining Aggregate Net Assets, the net assets of: the High Yield Trust, a series of the Trust, and the High Yield Fund, a series of John Hancock Funds II, are included.


                                                                       BETWEEN
                                                                   $750 MILLION AND          EXCESS OVER
                                       FIRST $750 MILLION OF        $1.5 BILLION OF        $1.5 BILLION OF
PORTFOLIO                              AGGREGATE NET ASSETS      AGGREGATE NET ASSETS    AGGREGATE NET ASSETS
---------

International Opportunities
Trust(1).............................            0.900%                    0.850%                    0.800%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the International Opportunities Trust, a series of the Trust, and the International Opportunities Fund, a series of John Hancock Funds II, are included.


                                                                                  BETWEEN
                                                       FIRST                   $500 MILLION AND            EXCESS OVER
                                             $500 MILLION OF NET ASSETS   $1 BILLION OF NET ASSETS  $1 BILLION OF NET ASSETS
PORTFOLIO
---------

All Cap Growth Trust ................            0.850%                    0.825%                    0.800%



                                                                        BETWEEN
                                                     BETWEEN            $500 MILLION
                                FIRST                $300 MILLION       AND              EXCESS OVER
                                $300 MILLION         AND $500 MILLION   $1 BILLION OF    $1 BILLION OF
                                OF AGGREGATE         OF AGGREGATE       AGGREGATE        AGGREGATE
PORTFOLIO                       NET ASSETS           NET ASSETS         NET ASSETS       NET ASSETS
---------
Capital Appreciation Trust(1)          0.850%             0.800%             0.700%            0.670%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the Capital Appreciation Trust, a series of the Trust, and the Capital Appreciation Fund, a series of John Hancock Funds II, are included.




                                                               EXCESS OVER
                                           FIRST $500 MILLION  $500 MILLION OF
                                           OF AGGREGATE NET    AGGREGATE NET
PORTFOLIO                                  ASSETS              ASSETS
---------
Emerging Small Company Trust(1)             0.970%              0.900%*

----------

6 For purposes of determining Aggregate Net Assets, the net assets of: the Emerging Small Company Trust, a series of the Trust, and the Emerging Small Company Fund, a series of John Hancock Funds II, are included.


NEW PORTFOLIOS



                                                                   EXCESS OVER
                                           FIRST $100 MILLION      $100 MILLION OF
                                           OF AGGREGATE NET        AGGREGATE NET
PORTFOLIO                                  ASSETS                  ASSETS
---------
International Small Company Trust(1)         1.03%                  0.980%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the International Small Company Trust, a series of the Trust, and the International Small Company Fund, a series of John Hancock Funds II, are included.

                                               BETWEEN              BETWEEN
                                FIRST  $250    $250 MILLION AND     $500 MILLION AND     EXCESS OVER
                                MILLION OF     $500 MILLION OF      $1 BILLION OF        $1 BILLION OF
                                AGGREGATE      AGGREGATE NET        AGGREGATE NET        AGGREGATE NET
PORTFOLIO                       NET ASSETS     ASSETS               ASSETS               ASSETS
---------
Mid Cap Value Equity Trust(1)        0.875%     0.850%               0.825%                0.800%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the Mid Cap Value Equity Trust, a series of the Trust, and the Mid Cap Value Equity Fund, a series of John Hancock Funds II, are included.


                                                            BETWEEN
                                                          $200 MILLION
                                          FIRST             AND $500        EXCESS OVER
                                       $200 MILLION        MILLION OF     $500 MILLION OF
                                     OF A AGGREGATE NET   AGGREGATE NET    AGGREGATE NET
PORTFOLIO                                ASSETS             ASSETS             ASSETS
---------
Absolute Return Trust(1)............       0.20%             0.175%             0.150%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the Absolute Return Trust, a series of the Trust, and the Absolute Return Fund, a series of John Hancock Funds II, are included.




                                                      BETWEEN
                                                      $250
                                       FIRST          MILLION AND    EXCESS OVER
                                       $250 MILLION   $500 MILLION   $500  MILLION OF
                                       OF AGGREGATE   OF AGGREGATE   AGGREGATE
PORTFOLIO                              NET ASSETS     NET ASSETS     NET ASSETS
---------
Real Estate Equity Trust(1)                 0.875%         0.850%         0.825%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the Real Estate Trust, a series of the Trust, and the Real Estate Fund, a series of John Hancock Funds II, are included.




                                                      BETWEEN
                                                      $500 MILLION
                                       FIRST          AND            EXCESS OVER
                                       $500 MILLION   $750 MILLION   $750 MILLION OF
                                       OF AGGREGATE   OF AGGREGATE   AGGREGATE
PORTFOLIO                              NET ASSETS     NET ASSETS     NET ASSETS
---------
Global Real Estate Trust(1)                 0.950%         0.925%         0.900%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the Global Real Estate Trust, a series of the Trust, and the Global Real Estate Fund, a series of John Hancock Funds II, are included.


                                             BETWEEN             BETWEEN
                          FIRST              $150 MILLION AND    $500 MILLION AND    EXCESS OVER
                          $150 MILLION       $500 MILLION OF     $2.5 BILLION OF     $2.5 BILLION
PORTFOLIO                 OF AGGREGATE       AGGREGATE           AGGREGATE           OF AGGREGATE
---------                 NET ASSETS         NET ASSETS          NET ASSETS          NET ASSETS
High Income Trust(1)           0.725%             0.675%               .650%               .600%

----------

1 For purposes of determining Aggregate Net Assets, the net assets of: the High Income Trust, a series of the Trust, and the High Income Fund, a series of John Hancock Funds II, are included.